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                                                                   Exhibit 5.1


                                  [LETTERHEAD]


                               September 28, 1998


Board of Directors
Condor Technology Solutions, Inc.
170 Jennifer Road, Suite 325
Annapolis, Maryland 21401

                  Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Condor Technology Solutions, Inc., a Delaware corporation (the "Corporation"), in connection with the filing of the Registration Statement on Form S-8 by the Corporation under the Securities Act of 1933, as amended (the "Registration Statement"), which Registration Statement registers the distribution of up to 325,000 shares of common stock of the Corporation, par value $.01 per share ("Common Stock"), reserved for issuance to eligible employees of the Corporation pursuant to the Condor Technology Solutions, Inc. Employee Stock Purchase Plan (the "Plan"), together with an indeterminate number of participation interests in the Plan. In that capacity, we have reviewed the Certificate of Incorporation and By-Laws of the Corporation, both as amended to date, the Registration Statement, the Plan, the originals or copies of corporate records reflecting the corporate action taken by the Corporation in connection with the approval of the Plan and amendments thereto and the issuance of the Common Stock under the Plan and such other instruments as we have deemed necessary for the issuance of this opinion.

         Based upon the foregoing, we are of the opinion that both the Common Stock and related securities to be offered under the Plan have been duly authorized by all requisite action on the part of the Corporation and, when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable.


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Board of Directors
Condor Technology Solutions, Inc.
September 28, 1998
Page 2




         We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.


                                   Very truly yours,



                                   Whiteford, Taylor & Preston L.L.P.